Exhibit (j)(1)

CUSTODIAN SERVICES AGREEMENT

THIS AGREEMENT is made as of January 1, 2018 by and among each Fund (as defined below) on behalf of each of its Portfolios (as defined below) and The Bank of New York Mellon (the “Custodian”).

WHEREAS, the Custodian is a bank having at least the minimum qualifications required by Section 17(f)(1) of the 1940 Act to act as custodian of the portfolio securities and other assets of investment companies; and

WHEREAS, each of the Funds on behalf of each of its Portfolios wishes to retain the Custodian to act as custodian of its portfolio securities and other assets, and the Custodian has indicated its willingness to so act;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	DEFINITIONS. As used in this Agreement:

“Authorized Person” means any of the persons duly authorized by the applicable Fund’s Board of Trustees or Directors to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund or one or more of its Portfolios as set forth in a certificate (which shall also set forth any limitations on such persons’ scope of authority), such certificate to be executed by the Secretary or Assistant Secretary of the applicable Fund, as the same may be revised from time to time.

“Board” means the Board of Trustees or Directors of the applicable Fund.

“CEA” means the Commodities Exchange Act, as amended, and “CFTC” means the Commodity Futures Trading Commission.

“Domestic Securities” means securities and other Financial Assets or instruments and other investments of a Portfolio to be held in places within the United States.

“Domestic Sub-Custodian” shall have the meaning set forth in Section 2.6(b).

“Federal Securities Laws” means the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

“Financial Assets” has the meaning set forth in the Uniform Commercial Code.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Foreign Assets” means any of the Portfolios’ investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios’ transactions in such investments.

“Foreign Custody Manager” has the meaning set forth in Section (a)(3) of Rule 17f-5 promulgated under the 1940 Act.

“Foreign Securities” means securities and other Financial Assets of a Portfolio for which the primary market is outside the United States.

“Foreign Securities Depository” means a foreign securities clearing system qualifying as an Eligible Securities Depository (as defined in Section (b)(1) of Rule 17f-7 under the 1940 Act) that is listed on Schedule B annexed hereto, as amended from time to time pursuant to Section 4.5 hereof.

“Foreign Sub-Custodian” means a foreign banking institution qualifying as an Eligible Foreign Custodian (as defined in Section (a)(1) of Rule 17f-5 promulgated under the 1940 Act) that has been selected by the Custodian and is listed on Schedule A annexed hereto, as amended from time to time pursuant to Section 4.3 hereof.

“Funds” means the investment companies, or wholly owned subsidiaries thereof, identified on Exhibit A annexed hereto, and such additional Funds made subject to this Agreement pursuant to Section 13(e) hereof.

“Governing Documents” means, with respect to each of the Portfolios, (i) the declaration of trust, charter or other constituting document of the Fund of which the Portfolio is a series or portfolio, (ii) in the case of a Portfolio identified to the Custodian in writing as being an open-end fund, the currently effective prospectus and statement of additional information under the 1933 Act and the most recent statement of additional information or, as applicable, the most recent offering circular, offering circular or other comparable document, and (iii) a certified copy of the applicable Fund Board’s resolution approving the engagement of the Custodian to act as custodian of the securities and other assets of its Portfolio(s).

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1940 Act” means the Investment Company Act of 1940, as amended.

“Portfolios” means the separate series or portfolios of the Funds identified on Exhibit A hereto, and such additional Portfolios made subject to this Agreement pursuant to Section 13(e) hereof, and, in the case of any closed-end investment company or other Fund for which no separate series or portfolio is so identified, the Fund itself.

“Proper Instructions” means (1) written instructions given by an Authorized Person (or a person reasonably believed by the Custodian to be an Authorized Person) to the Custodian in such form and manner as the Custodian and the Funds shall agree upon from time to time, including communications effected directly between protected electromechanical or electronic devices, in each case in accordance with such testing and authentication procedures as may be agreed to from time to time by the Custodian and the Funds (“Written Instructions”) and (2) subject to any limitations in scope of authority, oral instructions (“Oral Instructions”) received by the Custodian in such manner and in accordance with such testing and authentication procedures as the Custodian and the Funds shall agree upon from time to time, from a person reasonably believed by the Custodian to be an Authorized Person. It is understood that the Funds must follow such security procedures as the Custodian and the Funds shall agree upon from time to time. “Special Instructions” shall be Written Instructions accompanied by a copy of a resolution by the appropriate Board authorizing the action, or, if so approved by the Board, Written Instructions given by two Authorized Persons (or persons reasonably believed by the Custodian to be Authorized Persons) with authority (as specified in a certificate executed by the Secretary or Assistant Secretary of the applicable Fund) to give such Special Instructions.

“Repo Custodian” means a custodian appointed by a Fund for the purpose of engaging in tri-party repurchase agreement transactions.

“Rule 17f-5” means Rule 17f-5 under the 1940 Act.

“Rule 17f-7” means Rule 17f-7 under the 1940 Act.

“SEC” means the Securities and Exchange Commission.

“Securities System” means a clearing agency which acts as a securities depository or a book-entry system authorized by the United States Department of the Treasury or another federal agency.

“Shares” mean the shares of beneficial interest of any Portfolio.

“Transfer Agent” means, with respect to each Fund, any transfer agent appointed by its Board.

“Underlying Fund Shares” means uncertificated shares of registered “investment companies” (as defined in Section 3(a)(1) of the 1940 Act) that are held by, or under the control of, the Custodian, the ownership of which is evidenced through entries in the books and records of the transfer agent of the applicable registered “investment company.”

“Underlying Transfer Agent” means the transfer agent with respect to Underlying Fund Shares.

“U.S. Clearing System” means a clearing agency located in the United States which is registered with the SEC as a clearing agency under Section 17A of the 1934 Act or a book-entry system authorized by the U.S. Department of the Treasury.

2.	APPOINTMENT OF CUSTODIAN; GENERAL DUTIES.

2.1.	Appointment.

(a) Each of the Funds hereby appoints the Custodian as the custodian of the cash, securities and other assets of each of its Portfolios, including Domestic Securities and Foreign Securities.

(b) Upon becoming a party to this Agreement, each of the Funds shall provide the Custodian with a copy of its Governing Documents (unless the same has previously been provided to the Custodian), and will provide the Custodian with a copy of amendments, supplements and modifications thereof from time to time.

(c) The Custodian hereby accepts appointment as custodian of the securities and assets of the Portfolios of the Funds, agrees to keep safely all cash, securities and other assets of each Portfolio delivered to the Custodian in accordance with the provisions of this Agreement and applicable statutes, laws, rules and regulations, and agrees to perform the duties of such custodian in accordance with the provisions of this Agreement and all statutes, laws, rules and regulations with which the Custodian or the Funds are required to comply in the performance of the services set forth in this Agreement. The duties of the Custodian shall only be those specifically undertaken pursuant to this Agreement.

2.2.	Delivery of Portfolio Assets.

(a) Each Fund, on behalf of its Portfolio(s), shall deliver, or cause to be delivered, to the Custodian all securities, cash and other assets of such Portfolio(s), and from time to time all payments of income, payments of principal or capital distributions received by it with respect to Portfolio securities and other assets, and the cash consideration received by it for such new or treasury Shares representing interests in its Portfolio(s) as may be issued or sold from time to time. Securities may be delivered to the Custodian in physical form or by means of book-entry.

(b) The Custodian shall not be responsible for any property of a Portfolio which is not delivered to the Custodian or which has been delivered out by the Custodian in accordance with Proper Instructions, including without limitation Portfolio property (i) held by brokers, private bankers or other entities on behalf of the Portfolio, (ii) held by a sub-custodian or Repo Custodian authorized pursuant to Section 2.6(b) hereof, (iii) held by entities which have advanced monies to or on behalf of the Portfolio and which have received Portfolio property as security for such advance(s), or (iv) delivered or otherwise removed from the custody of the Custodian in advance of payment therefor pursuant to Section 2.5(vii) hereof. With respect to Underlying Fund Shares, the holding of confirmation statements that identify the shares as being recorded in the Custodian’s name on behalf of the Portfolios will be deemed custody for purposes hereof.

2.3.	Reliance on Instructions and Authority.

(a) Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, each Fund shall deliver to the Custodian, duly certified by such Fund’s Secretary or Assistant Secretary, a certificate setting forth: (i) the names, titles, signatures and scope of authority of all Authorized Persons, (ii) the names, titles and signatures of those Authorized Persons, if any, who are authorized to give Special Instructions, and (iii) a copy of resolutions of the Boards of the applicable Funds effecting the authorizations referred to in the preceding clauses (i) and (ii). Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary.

(b) The Custodian will be protected in acting upon any Proper or Special Instructions which are transmitted with testing or authentication pursuant to terms and conditions agreed to by the Custodian and the Fund from time to time, provided that such instructions comply with the other provisions of this Agreement. The Funds shall promptly confirm any Oral Instructions with Written Instructions, provided that failure of such confirming Written Instructions to be received by the Custodian or to conform to the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions and effected prior to receipt by the Custodian of non-conforming Written Instructions, and provided further that if Written Instructions confirming Oral Instructions are inconsistent with such Oral Instructions the only obligation of the Custodian in connection therewith shall be to promptly notify the Fund of such inconsistency.

(c) The Custodian may receive and accept a copy of a resolution certified by the Secretary or an Assistant Secretary of any Fund as conclusive evidence (i) of the authority of any person to act in accordance with such resolution or (ii) of any determination or of any action by the applicable Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

(d) Third party providers of information to the Custodian may impose terms and conditions on a Fund’s use of that information, which can be found at http://www.bnymellon.com/products/assetservicing/vendoragreement.pdf (or any successor website the address of which is provided by Custodian to the Funds) (the “Data Terms Website”), and the Funds agree to those terms as they are posted in the Data Terms Website from time to time. The Custodian shall promptly notify the Funds in writing of any new postings or changes to the terms of any conditions previously posted in the Data Terms Website.

2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the banking department of the Custodian or with sub-custodians appointed pursuant to Sections 2.6(b) or (c) hereof. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity. The Custodian shall take reasonable steps to ensure that, to the extent reasonably possible, such funds are covered by federal deposit insurance.

2.5 Payment of Fund Moneys. Upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only (other than as set forth in Section 4.7(b) hereof; the provisions of Section 4.7(b) govern with respect to the transactions referenced therein):

(i) Upon the purchase of Domestic Securities for the account of the Portfolio but only (A) against the delivery of such securities or evidence of title thereto to the

Custodian or its agent appointed pursuant to Section 2.6(a) hereof registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 3.3 hereof or in proper form for transfer; (B) in the case of a purchase effected through a U.S. Clearing System, in accordance with the conditions set forth in Section 3.5 hereof; (C) in the case of a purchase of Underlying Fund Shares, in accordance with the conditions set forth in Section 3.7 hereof; (D) in the case of repurchase agreements entered into between the applicable Fund on behalf of a Portfolio and the Custodian or another bank, or a broker-dealer, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian’s account at the U.S. Clearing System with such securities or (ii) where the counterparty is the Custodian, against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio; or (E) for transfer to a time deposit account of the Fund in any bank; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined herein.

(ii) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 3.2(viii) hereof;

(iii) For the redemption or repurchase of Shares issued as set forth in Section 5 hereof;

(iv) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

(v) For the payment of any declared dividends on Shares;

(vi) For payment of the amount of dividends received in respect of securities sold short;

(vii) Upon the purchase of domestic investments that cannot, in accordance with domestic market practice, be delivered versus payment for such security, including without limitation repurchase agreement transactions involving delivery of Portfolio monies to a Repo Custodian in advance of delivery of the purchased securities, in accordance with Written Instructions, which (except in the case of a repurchase agreement transaction) have been signed by two Authorized Persons (or persons reasonably believed by the Custodian to be Authorized Persons), that set forth (A) that such payment is to be made as a “free delivery,” (B) the amount of such payment and (C) the person(s) to whom such payment is to be made;

(viii) For delivery in accordance with the provisions of any agreement among the Fund on behalf of a Portfolio, the Custodian and a broker-dealer, relating to compliance with the rules of The Options Clearing Corporation or of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund on behalf of such Portfolio;

(ix) For delivery in accordance with the provisions of any agreement among the Fund on behalf of a Portfolio, the Custodian and a futures commission merchant, relating to compliance with the rules of the CFTC and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund on behalf of such Portfolio; and

(x) For any other purpose, but only upon receipt of Special Instructions from the Fund on behalf of the applicable Portfolio setting forth (A) the amount of such payment and (B) the person(s) to whom such payment is to be made.

2.6.	Appointment of Agents and Sub-Custodians.

(a) Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian (as such term is defined in Rule 17f-4 under the 1940 Act), as its agent, as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities hereunder. (The Underlying Transfer Agent and any securities depository or clearing system shall not be deemed an agent or subcustodian of the Custodian for purposes of this Section 2.6 or any other provision of this Agreement.)

(b) Domestic Sub-Custodians. Upon receipt of Proper Instructions, the Custodian shall with respect to the applicable Portfolio(s) from time to time employ one or more subcustodians located in the United States that qualify to serve as custodians for registered management companies under the 1940 Act (“Domestic Sub-Custodians”), including without limitation any Repo Custodian or other sub-custodian appointed by a Fund for special purposes, provided that the Custodian shall have no more or less responsibility or liability to any Fund on account of any actions or omissions of any sub-custodian so employed than any such subcustodian has to the Custodian; provided further, however, that the Custodian shall be liable to the Fund, in accordance with Section 8 hereof, for the Custodian’s own actions in transmitting any instructions received by it from the Fund and for the Custodian’s own actions in connection with the delivery of any securities, cash or other assets held by it to any sub-custodian. In addition, if, at any time, a Portfolio suffers or incurs any loss, damage, cost, expense, liability or claim as a result of any action or omission on the part of any such sub-custodian, then, to the extent that the Custodian has a claim in connection therewith against such sub-custodian, the Custodian shall use commercially reasonable efforts to pursue such claim on behalf of the applicable Portfolio and shall promptly remit to the account of such Portfolio the amount of any recovery by the Custodian in connection therewith (less reasonable expenses incurred by the Custodian). Notwithstanding the immediately foregoing sentence, at a Fund’s election, the applicable Portfolio shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against any such sub-custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolio has not been made whole for any such loss, damage, cost, expense, liability or claim.

(c) Foreign Sub-Custodians. The Custodian may employ as sub-custodian for each Fund’s Foreign Securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Section 4 hereof.

2.7.     Actions Permitted Without Express Authority. The Custodian may in its discretion, without express authority from the applicable Fund on behalf of each applicable Portfolio:

(i) Surrender securities in temporary form for securities in definitive form;

(ii) Endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

(iii) In general, attend to all non-discretionary details and mandatory actions in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by Proper Instructions.

2.8.	Records and Reports.

(a) The Custodian shall, with respect to each Portfolio, create and maintain all records relating to its activities and obligations under this Agreement in such manner as will, to the extent applicable, meet the obligations of each Fund under (i) the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, and (ii) the CEA for any Portfolio identified to the Custodian in writing as being a commodity pool operated by a registered commodity pool operator.

(b) All records created for or on behalf of any Fund, including those maintained by the Custodian pursuant to Section 2.8(a) above, shall be the property of the applicable Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees, agents or independent auditors of such Fund and employees and agents of the SEC.

(c) The Custodian shall promptly provide or otherwise make available to the Funds on a daily or less frequent basis, such notifications, reports, statements, summaries, schedule, balances and trial balances, rollforwards, reconciliations and other information as may be mutually acceptable to the Funds and the Custodian, which may be included on a schedule to this Agreement.

(d) If a Fund elects to receive communications via the internet, the Fund acknowledges that there are risks inherent in receiving communications via such method (including but not limited to virus contamination, disruptions in service and the fact that such communications may not be secure) and that by electing to receive communications via the internet the Fund is assuming the risks of such communication method. For purposes of clarification, nothing in this Section 2.8(d) shall be deemed to reduce the standard of care or any obligation of the Custodian set forth elsewhere in this Agreement.

2.9.	Accountants; Compliance Matters.

(a) The Custodian shall take all reasonable action, as a Fund with respect to a Portfolio may from time to time request, in order for the Funds to obtain from year to year favorable opinions from the Fund’s independent accountants with respect to the Custodian’s activities hereunder and/or in connection with the preparation of the Fund’s Form N-lA or Form N-2, as applicable, and Form N-CSR, Form N-SAR (or any comparable successor thereto, including Form N-PORT and Form N-CEN), or other reports to the SEC and with respect to any other requirements thereof.

(b) The Custodian shall provide the applicable Fund, on behalf of each of the Portfolios, as such Fund may reasonably request, with a SOC 1 report under SSAE 18 (or any comparable successor report thereto) by independent public accountants on the Custodian’s system, relating to the services provided by the Custodian under this Agreement; such reports shall be of sufficient scope and in sufficient detail to provide reasonable assurance that any material inadequacies would be disclosed by such examination. The Custodian shall reasonably promptly (but, in any event, in not greater than sixty (60) days) notify each Fund of each determination of a significant deficiency, material weakness or inadequacy in the accounting controls of the Custodian which notification may be accomplished, among other means, by delivery of such SOC 1 report under SSAE 18.

(c) The Custodian further agrees to provide such information and assistance from time to time as may be reasonably requested by any of the Funds in connection with the Custodian’s compliance procedures as applicable to the Funds and/or in connection with the Funds’ periodic compliance audits of the Custodian. Without limiting the preceding sentence, the Custodian agrees to provide: (i) in connection with the Funds’ compliance programs pursuant to Rule 38a-l promulgated under the 1940 Act, such periodic reports, documentation and certifications as any Fund or its compliance officers may reasonably request, and reasonably prompt notification of any Material Compliance Matter (as such term is defined in Rule 38a-1 under the 1940 Act) that comes to the attention of the Custodian related to the performance of the services under this Agreement; (ii) reasonably prompt notification of any event that could materially adversely impact the services provided by the Custodian to the Funds under this Agreement; (iii) summary information about each business continuity plan, disaster recovery plan and similar plan enacted by the Custodian and applicable to the services provided under this Agreement and such amendments thereto as may be adopted from time to time, in order for the Fund to meet its regulatory obligations; (iv) sub-certificates in connection with the certification requirements of the Sarbanes-Oxley Act of 2002 applicable to services for the Funds and (v) a copy of each SSAE 18 (SOC 1) audit report (or any comparable successor report thereto) prepared in accordance with all applicable industry standards by an independent third party with respect to services hereunder.

2.10.	Advances by the Custodian.

(a) The Custodian may, in its sole discretion, advance funds on behalf of any of the Portfolios to make any payment permitted by this Agreement.

(b) Upon mutual agreement between a Fund, on behalf of each applicable Portfolio, and the Custodian, the Custodian shall, upon receipt of Proper Instructions from the Fund on behalf of the Portfolio make federal funds available to such Portfolio as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received and/or wire transfers initiated in payment for Shares of such Portfolio which are deposited into the Portfolio’s account.

(c) Should a payment or payments pursuant to Section 2.10(a) or (b) above, with advanced funds, result in an overdraft (due to insufficiencies of the Portfolio’s account with the Custodian, or for any other reason), any such overdraft or indebtedness shall be deemed for purposes of this Agreement a loan made by the Custodian to the Fund for the account of the Portfolio payable on demand. Such overdraft or indebtedness shall bear interest, on any day, at the rate per annum set forth in the then-current written agreement between the Parties under Section 6 hereof. Each of the Funds agrees that the Custodian has and grants to the Custodian a continuing first lien and security interest (i) to the extent of any overdraft or indebtedness (prior to any rights of any other entity except as granted by statute, law, rule or regulation), and (ii) to the extent of any unpaid fees and expenses owing hereunder, after giving effect to applicable notice and cure periods, if any (or, in the absence of any notice and cure period stated herein, after giving written notice of any past due fees and expenses and providing a cure period of 30 days), in and to any property at any time held by the Custodian for the benefit of the applicable Portfolio or in which the applicable Portfolio has an interest and which is then in the Custodian’s possession or control (or in the possession or control of any third party acting on the Custodian’s behalf). Each of the Funds authorizes the Custodian, in the Custodian’s sole discretion, at any time to charge any overdraft or indebtedness, together with interest due thereon, against any balance of account standing to the credit of the applicable Portfolio on the Custodian’s books. In addition, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio’s Financial Assets and other assets to the extent necessary to obtain reimbursement, provided, however, the Custodian shall have provided the Fund three (3) days’ notice with respect thereto. In this regard, the Custodian shall be entitled to all the rights and remedies of a pledgee and secured creditor under applicable laws, rules and regulations as then in effect.

2.11.     Disruption of Services; Contingency Facilities. In order to minimize the disruption of the services to be provided under this Agreement or any exhibit, schedule or annex hereto, the Custodian shall implement and maintain directly or through third parties contingency facilities and procedures reasonably designed to provide for periodic back-up of the computer files and data with respect to the Portfolios and emergency use of electronic data processing equipment to provide services under this Agreement or any exhibit, schedule or annex hereto. The Custodian shall, upon reasonable request, discuss with senior management of the Funds such disaster recovery plan and shall, upon reasonable request, provide a high-level presentation summarizing such plan. In the event of equipment failure, work stoppage, governmental action, communication disruption or other impossibility of performance beyond the Custodian’s control, the Custodian shall, at no additional expense to the Funds, take reasonable steps to minimize service interruptions.

2.12     Not Payor. In making payments to service providers pursuant to Proper Instructions, each Fund acknowledges that the Custodian is acting in an administrative or in a ministerial capacity, and not as the payor, for tax information reporting and withholding purposes.

2.13. Float. Each Fund acknowledges that, as part of the Custodian’s compensation, the Custodian, to the extent permissible under applicable statutes, laws, rules and regulations, will earn interest on cash balances held by the Custodian as provided in the Custodian’s indirect compensation disclosures.

2.14. Contractual Settlement and Income. The Custodian may, as a matter of bookkeeping convenience, credit a Portfolio with the proceeds from the sale, redemption or other disposition of securities or interest, dividends or other distributions payable on securities prior to its actual receipt of final payment therefor. All such credits shall be conditional until the Custodian’s actual receipt of final payment and may be reversed by the Custodian to the extent that final payment is not received. Payment with respect to a transaction will not be “final” until the Custodian shall have received immediately available funds that under applicable local law, rule and practice are irreversible and not subject to any security interest, levy or other encumbrance, and that are specifically applicable to such transaction.

3.	CUSTODY WITH RESPECT TO DOMESTIC SECURITIES

3.1. Holding Domestic Securities. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States, including all Domestic Securities owned by such Portfolio other than (i) securities which are maintained pursuant to Section 3.5 in a U.S. Clearing System and (ii) Underlying Fund Shares owned by each Fund which are maintained pursuant to Section 3.7 hereof in an account with the Underlying Transfer Agent.

3.2. Delivery of Securities. The Custodian shall release and deliver Domestic Securities owned by a Portfolio held by the Custodian, or in a U.S. Clearing System account of the Custodian or in an account at the Underlying Transfer Agent, only upon receipt of Proper Instructions (other than those actions which are expressly permitted to be taken without Proper Instructions under Section 2.7 hereof) on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor as provided in this Agreement;

(ii) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

(iii) In the case of a sale effected through a U.S. Clearing System, in accordance with the provisions of Section 3.5 hereof;

(iv) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

(v) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

(vi) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent or any sub-custodian appointed pursuant to Section 2.6; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

(vii) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with “street delivery” custom;

(viii) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

(ix) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

(x) For delivery in connection with any loans of securities made by the Portfolio under a securities lending agreement to the lending agent, or the lending agent’s custodian, in accordance with Written Instructions (provided that the applicable Fund executes such agreement as the Custodian may reasonably require in connection with such arrangement, in such form as shall be reasonably negotiated by the Custodian, the lending agent and the applicable Fund);

(xi) For delivery as security in connection with any borrowing by a Fund on behalf of a Portfolio requiring a pledge of assets by the Fund on behalf of such Portfolio, but only against receipt of amounts borrowed;

(xii) For delivery in accordance with the provisions of any agreement among the Fund on behalf of a Portfolio, the Custodian and a broker-dealer, relating to compliance with the rules of The Options Clearing Corporation or of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund on behalf of such Portfolio;

(xiii) For delivery in accordance with the provisions of any agreement among a Fund on behalf of a Portfolio, the Custodian, and a futures commission merchant, relating to compliance with the rules of the CFTC and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund on behalf of such Portfolio;

(xiv) Upon the sale or other delivery of such investments (including, without limitation, to one or more sub-custodians authorized pursuant to Section 2.6(b)), as set forth in Written Instructions, provided that such Written Instructions shall set forth (x) the securities of the Portfolio to be delivered and (y) the person(s) to whom delivery of such securities shall be made;

(xv) For delivery to the Portfolio’s Transfer Agent or to the holders of Shares in connection with distributions or redemptions in kind in satisfaction of requests by holders of Shares for repurchase or redemption;

(xvi) In the case of a sale processed through the Underlying Transfer Agent for Underlying Fund Shares, in accordance with Section 3.7 hereof; and

(xvii) For any other purpose, but only upon receipt of Special Instructions from the Fund on behalf of the applicable Portfolio specifying (A) the Domestic Securities of the Portfolio to be delivered and (B) the person(s) to whom delivery of such securities shall be made.

3.3. Registration of Securities. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement shall be in “street name” or other good delivery form. Domestic Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of a Fund on behalf of the Portfolio or of any nominee of the Custodian, or in the name or nominee name of any agent or any sub-custodian appointed pursuant to Section 2.6. If, however, a Fund directs the Custodian to maintain securities in “street name”, the Custodian shall utilize commercially reasonable efforts only to timely collect income due the Fund on such securities and to notify the Fund on a commercially reasonable efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

3.4. Collection of Income. Except with respect to Portfolio property released and delivered pursuant to Section 3.2(xiv) or purchased pursuant to Section 2.5(vii), and subject to the last sentence of Section 3.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered Domestic Securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer Domestic Securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio’s custodian account maintained hereunder. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 3.2(x) shall be the responsibility of the applicable Fund. The Custodian, in its capacity as custodian hereunder, will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled. The Custodian shall as soon as reasonably practicable notify the Fund in such manner as the Fund and the Custodian may agree in writing if any amount payable to the Fund or other asset of the Fund is not received by the Custodian when due.

3.5. Deposit of Fund Assets in U.S. Clearing Systems. The Custodian may deposit and/or maintain securities or other Financial Assets owned by a Portfolio in a U.S. Clearing System in compliance with the conditions of Rule 17f-4 under the 1940 Act, as amended from time to time.

3.6. Segregated Account. The Custodian shall upon receipt of Proper Instructions on behalf of each applicable Portfolio, which may be continuing instructions, establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 3.5 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer (or any futures commission merchant), relating to compliance with the rules of The Options Clearing Corporation or of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent rule or release of the SEC, or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies, and (iv) for any other purpose in accordance with Proper Instructions and as required or permitted by applicable statutes, laws, rules and regulations and agreed between the Custodian and the applicable Fund.

3.7. Deposit of Fund Assets with the Underlying Transfer Agent. Underlying Fund Shares shall be deposited and/or maintained in an account or accounts maintained with the Underlying Transfer Agent, provided that such securities are maintained in an account or accounts on the books and records of the Underlying Transfer Agent in the name of the Custodian as custodian for the Portfolio. The records of the Custodian with respect to Underlying Fund Shares which are maintained with the Underlying Transfer Agent shall identify by book-entry those Underlying Fund Shares belonging to each Portfolio.

3.8. Ownership Certificates for Tax Purposes. The Custodian shall execute as soon as reasonably practicable, and shall require any Domestic Sub-Custodian to execute as soon as reasonably practicable, ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to Domestic Securities of each Portfolio held by it and in connection with transfers of securities.

3.9. Voting Domestic Shares. The Custodian shall, with respect to the Domestic Securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

3.10.	Communications Relating to Portfolio Securities.

(a) The Custodian shall transmit promptly to the applicable Fund for each Portfolio all written information and notices received by the Custodian in its capacity as custodian from issuers with regard to the Domestic Securities being held for the Portfolio and/or any corporate action by such issuer affecting such securities (including without limitation stock splits, stock dividends, reorganizations, pendency of calls and maturities of Domestic Securities and expirations of rights in connection therewith, notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Fund on behalf of the Portfolio). For clarity, matters relating to bankruptcy cases are the responsibility of the applicable Fund; provided that the Custodian shall continue to be responsible for transmission of initial notice of the bankruptcy case received by the Custodian in its capacity as custodian and transmission of any required action relating to the bankruptcy case.

(b) With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund all written information received by the Custodian in its capacity as custodian from issuers of the Domestic Securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If a Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian prior to the deadline established by the Custodian in its reasonable discretion as will give the Custodian sufficient time to take such action, which deadline shall in no event be longer than three (3) business days prior to the date on which the Custodian is to take action. If the Fund provides the Custodian with such notification after such deadline, the Custodian shall continue to use commercially reasonable efforts to take such action but will not be responsible if such efforts are unsuccessful. The Custodian shall inform the Fund or its appointed investment adviser a reasonable time in advance, to the extent reasonably possible, of pertinent deadlines in each case.

4.	CUSTODY WITH RESPECT TO FOREIGN SECURITIES

4.1.	Foreign Custody Manager.

(a) Each Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5 under the 1940 Act, the responsibilities set forth in Sections 4.1 through 4.4 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

(b) The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by any Fund with the consent of the Foreign Custody Manager, which consent will not be unreasonably withheld, or as set forth in Section 4.1(d) hereof. Schedule A further lists the Foreign Sub-Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios.

(c) Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by each Fund, on behalf of the applicable Portfolio(s), of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by such Fund’s Board on behalf of such Portfolio(s) responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by the Fund shall, to the extent any particular Fund has or will have Foreign Assets, be deemed to be a Proper Instruction to open an account or to place or maintain Foreign Assets in each country listed on Schedule A in which the Custodian has previously placed or currently maintains such Fund’s Foreign Assets pursuant to the terms of the Agreement. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Foreign Sub-Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of such Portfolio to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager with respect to such Portfolio with respect to that country and shall use commercially reasonable efforts to effect the closing of such account.

(d) The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon at least 60 days (or such longer period which the parties may agree) prior written notice to the Fund.

4.2.	Foreign Sub-Custodians.

(a) Subject to the provisions of this Section 4, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of a Foreign Sub-Custodian in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with a Foreign Sub-Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Foreign Sub-Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f- 5(c)(1) under the 1940 Act.

(b) The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Foreign Sub-Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

(c) In each case in which the Foreign Custody Manager maintains Foreign Assets with a Foreign Sub-Custodian, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Foreign Sub-Custodian and (ii) the performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Foreign Sub-Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with any Foreign Sub-Custodian it has selected are no longer appropriate pursuant to the requirements of Rule 17f-5, the Foreign Custody Manager shall notify the Board in accordance with Section 4.3 hereunder.

(d) The applicable Board shall, or in the event such Board shall have delegated to the applicable Adviser such duty in accordance with Rule 17f-5, such Adviser shall consider the Country Risk incurred by placing and maintaining the Foreign Assets in each country listed on

Schedule A (for which the Custodian is serving as Foreign Custody Manager of the Portfolios). For these purposes, “Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any securities depositories or clearing systems operating in that country), prevailing or developing custody and settlement practices, governmental actions, market conditions which affect the orderly execution of transactions or affect the value of assets, and laws and regulations applicable to the safekeeping or recovery of Foreign Assets held in custody in that country; provided, however, that “Country Risk” shall not include the custody or settlement practices and procedures of a Foreign Sub-Custodian selected by the Foreign Custody Manager that are not substantially consistent with prevailing practices in the country in which the Foreign Assets are held or to be held by such Foreign Sub-Custodian. The Custodian’s responsibilities with respect to selection of Foreign Sub-Custodians do not include consideration of Country Risk, except to the extent necessary for the Custodian to perform its duties under Section 4.2.

(e) Upon reasonable request of a Fund, and subject to restrictions under applicable law, the Custodian will use reasonable efforts to arrange for the independent accountants of the Fund to be afforded reasonable access to the books and records of any foreign banking institution employed as a Foreign Sub-Custodian as may be required in connection with the examination of the Fund’s books and records.

4.3. Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from any Foreign Sub-Custodian and the placement of such Foreign Assets with another Foreign Sub-Custodian by providing the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such schedule has occurred. The Foreign Custody Manager shall make reasonably prompt written reports to the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 4 after the occurrence of the material change.

4.4. Representations with respect to Rule 17f-5. The Foreign Custody Manager represents to each Fund that it is a U.S. Bank as defined in Section (a)(7) of Rule 17f-5. Each Fund represents to the Custodian that its Board has determined that it is reasonable for such Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Portfolios.

4.5. Foreign Securities Depositories. The Custodian shall provide the Fund with an analysis of the custody risks associated with maintaining assets with the Foreign Securities Depositories set forth on Schedule B hereto, in accordance with Section (a)(l)(i)(A) of Rule 17f- 7. The Custodian shall monitor such risks on a continuing basis and shall promptly notify the Fund of any material change in such risks, in accordance with Section (a)(1)(i)(B) of Rule 17f-7, and the Funds shall, as soon as reasonably practicable and via Proper Instructions to the Custodian, withdraw the Fund’s assets from a Foreign Securities Depository if the custody arrangements with such Foreign Securities Depository no longer meet the requirements of Rule 17f-7. Notwithstanding anything to the contrary in Section 8 of this Agreement, for the avoidance of doubt the Custodian shall have no obligation to withdraw assets from a Foreign Securities Depository other than upon receipt of such Proper Instructions from the Funds. Schedule B shall be updated from time to time by the Custodian’s provision to the Fund of an updated Schedule B at the end of the calendar quarter in which an amendment to such schedule has occurred.

4.6.	Holding Foreign Securities.

(a) The Custodian shall identify on its books as belonging to the Portfolios the Foreign Securities held by each Foreign Sub-Custodian or Foreign Securities Depository. The Custodian may hold Foreign Securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers; provided, however, that (i) the records of the Custodian with respect to Foreign Securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii) to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

(b) Foreign securities shall be maintained in a Foreign Securities Depository in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.7.	Transactions in Foreign Custody Account.

(a) The Custodian or a Foreign Sub-Custodian shall release and deliver Foreign Securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities Depository account, only upon receipt of Proper Instructions (other than those actions which are expressly permitted to be taken without Proper Instructions under Section 2.7 hereof), which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i) Upon the sale of such Foreign Securities for the Portfolio in accordance with market practice for institutional customers in the country where such Foreign Securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment, provided the Custodian has advised the Fund or its duly appointed investment adviser of such practice in accordance with Section 4.7A(b) below; or (B) in the case of a sale effected through a Foreign Securities Depository, in accordance with the rules governing the operation of the Foreign Securities Depository;

(ii) In connection with any repurchase agreement related to Foreign Securities;

(iii) To the depository agent in connection with tender or other similar offers for Foreign Securities of the Portfolios;

(iv) To the issuer thereof or its agent when such Foreign Securities are called, redeemed, retired or otherwise become payable;

(v) To the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the

Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi) To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom;

(vii) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii) In the case of warrants, rights or similar Foreign Securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix) For delivery as security in connection with any borrowing by a Fund on behalf of a Portfolio requiring a pledge of assets by the Fund on behalf of such Portfolio, but only against receipt of amounts borrowed;

(x) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(xi) Subject to Section 4.7(a)(i) hereof, upon the sale or other delivery of such Foreign Securities (including, without limitation, to one or more Repo Custodians) in advance of payment therefor, provided that applicable Proper Instructions shall set forth (A) the Foreign Securities to be delivered and (B) the person(s) to whom delivery shall be made;

(xii) In connection with the lending of Foreign Securities (provided that the applicable Fund executes such agreement as the Custodian may reasonably require in connection with such arrangement, in such form as shall be reasonably negotiated by the Custodian, the applicable Fund, the lending agent and/or such other party or parties as may be applicable);

(xiii) For delivery to the Portfolio’s Transfer Agent or to the holders of Shares in connection with distributions or redemptions in kind (or, with respect to a closed-end investment company, as may otherwise be described in writing in the Proper Instructions), in satisfaction of requests by holders of Shares for repurchase or redemption; and

(xiv) For any other purpose, but only upon receipt of Special Instructions specifying (A) the Foreign Securities to be delivered and (B) the person(s) to whom delivery of such securities shall be made.

(b) Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities Depository to pay out, monies of a Portfolio in the following cases only:

(i) Upon the purchase of Foreign Securities for the Portfolio in accordance with market practices for institutional customers in the country where such Foreign Securities are held or traded, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such Foreign Securities provided the Custodian has advised the Fund or its duly appointed investment adviser of such practice in accordance with Section 4.7A(b) below; or (B) in the case of a purchase effected through a Foreign Securities Depository, in accordance with the rules governing the operation of such Foreign Securities Depository;

(ii) In connection with the conversion, exchange or surrender of Foreign Securities of the Portfolio as set forth in Section 4.7(a)(vii) hereof;

(iii) For the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses of the related Portfolio;

(iv) For the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(v) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vi) Subject to Section 4.7(a)(i) hereof, upon the purchase of foreign investments including, without limitation, repurchase agreement transactions involving delivery of Portfolio monies to Repo Custodian(s), in advance of delivery of the purchased securities, provided that applicable Proper Instructions shall set forth (A) the amount of such payment and (B) the person(s) to whom payment shall be made;

(vii) For payment of part or all of the dividends received in respect of securities sold short;

(viii) In connection with the borrowing or lending of Foreign Securities; and

(ix) For any other purpose, but only upon receipt of Special Instructions specifying (A) the amount of such payment and (B) the person(s) to whom such payment is to be made.

4.7A. Market Conditions.

(c) Except as more particularly set forth in Sections 4.7(a)(i) and 4.7(b)(i), settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs.

(d) The Custodian shall provide to each Board or its duly authorized designee information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian.

4.8. Registration of Foreign Securities. The Foreign Securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign SubCustodian or in the name of any nominee of the foregoing, and the applicable Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.9. Bank Accounts. With respect to transactions under this Section 4, the Custodian shall identify on its books as belonging to the applicable Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian in accordance with the provisions of this Agreement and Rule 17f-5. The Custodian shall take reasonable steps to ensure that, to the extent reasonably possible, such funds arc covered by any deposit insurance provided by the local government or other similar protections. All accounts referred to in this Section 4.9 shall be subject only to draft or order by the Custodian (or, if applicable, a Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio.

4.10. Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled either by law or pursuant to custom in the securities business and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures and the Custodian’s services with respect thereto shall be subject to agreement regarding such measures. The Custodian shall as soon as reasonably practicable notify the Fund in such manner as the Fund and the Custodian may agree in writing if any amount payable to the Fund or other asset of the Fund is not received by the Custodian when due.

4.11. Shareholder Voting Rights. With respect to the Foreign Securities held pursuant to this Section 4, the Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. Each Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of such Fund to exercise shareholder rights.

4.12. Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the applicable Fund written information with respect to materials received by the Custodian in its capacity as custodian via the Foreign Sub-Custodians from issuers of the Foreign Securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). For clarity, matters relating to bankruptcy cases are the responsibility of the applicable Fund; provided that the Custodian shall continue to be responsible for transmission of initial notice of the bankruptcy case received by the Custodian in its capacity as custodian and transmission of any required action relating to the bankruptcy case. With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund written information received by the Custodian in its capacity as custodian from issuers of the Foreign Securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer and shall promptly forward to the Foreign Sub-Custodian or the issuer, as applicable, any instructions, forms or other documents as the Custodian shall receive from the Fund in connection therewith. All primary written communications to the Funds with respect to Foreign Securities shall be in English. If a Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian prior to the deadline established by the Custodian in its reasonable discretion as will give the Custodian (including any Foreign Sub-Custodian) sufficient time to take such action. If the Fund provides the Custodian with such notification after such deadline, the Custodian shall continue to use commercially reasonable efforts to take such action (or to cause the Foreign Sub-Custodian to take such action) but will not be responsible if such efforts are unsuccessful. The Custodian shall inform the Fund or its duly appointed investment adviser a reasonable time in advance, to the extent reasonably possible, of pertinent deadlines in each case.

4.13.	Liability in Respect of Foreign Assets.

(a) Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall meet the requirements set forth in Rule 17f-5(c)(2). If, at any time, a Portfolio suffers or incurs any loss, damage, cost, expense, liability or claim as a result of any action or omission on the part of a Foreign Sub-Custodian, then, to the extent that the Custodian has a claim in connection therewith against such Foreign Sub-Custodian under the Custodian’s agreement with the Foreign Sub-Custodian or under applicable law, the Custodian shall use commercially reasonable efforts to pursue such claim on behalf of the applicable Portfolio and shall promptly remit to the account of such Portfolio the amount of any recovery by the Custodian in connection therewith (less reasonable expenses incurred by the Custodian). Notwithstanding the immediately foregoing sentence, at a Fund’s election, the applicable Portfolio shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolio has not been made whole for any such loss, damage, cost, expense, liability or claim by such Foreign Sub-Custodian. Such subrogation shall not relieve the Custodian to any extent from its liability or obligations to a Fund or Portfolio hereunder, provided that any recovery by the applicable Fund or Portfolio pursuant to such subrogation shall relieve the Custodian of liability and obligations to the extent of such recovery.

(b) Subject to Sections 8(a), 8(b) and 8(c) of this Agreement, the Custodian shall be responsible for the acts and omissions of any Foreign or Domestic Sub-Custodian as follows, taking into account established market practices and local laws prevailing in the jurisdiction in which the acts and omissions of the Foreign or Domestic Sub-Custodian occur: (1) with respect to damages incurred by a Fund as a result of an act or omission of a Foreign or Domestic Subcustodian relating to such Sub-Custodian’s provision of sub-custody services in a market listed in Schedule D hereto at the time such damages were incurred, the Custodian will be liable for such damages to the same extent as if the act or omission was that of the Custodian under this Agreement and (2) with respect to damages incurred by a Fund as a result of an act or omission of a Foreign or Domestic Sub-Custodian relating to such Sub-Custodian’s provision of subcustody services in a market other than one listed in Schedule D hereto at the time such damages were incurred, the Custodian shall take appropriate action to recover such damages from such Sub-Custodian and the Custodian’s liability with respect to such damages shall be limited to amounts recovered from such Sub-Custodian (less reasonable expenses incurred by the Custodian). If the Custodian no longer maintains client assets with a Foreign or Domestic SubCustodian in a market listed in Schedule D hereto or if the Custodian intends to remove all client assets from all Foreign and Domestic Sub-Custodians in a market listed in Schedule D hereto, the Custodian may remove that market from the list in Schedule D hereto upon prior notice to the applicable Fund; in all other circumstances the Custodian may not remove a market listed in Schedule D hereto without prior agreement of the applicable Fund.

(c) Subject to and to the extent of receipt by the Custodian of relevant and necessary information with respect to the Funds and Portfolios that the Custodian has requested, the Custodian shall perform the following services: (i) file claims for exemptions, reductions in withholding taxes, or refunds of any tax with respect to withheld foreign (non-U.S.) taxes in instances in which such claims are appropriate; (ii) withhold appropriate amounts as required by U.S. tax laws with respect to amounts received on behalf of nonresident aliens; and (iii) provide to the Funds such information actually received by the Custodian that could, in the Custodian’s reasonable belief and sole discretion, assist any of the Funds in their submission of any reports or returns with respect to taxes, it being specifically understood and agreed that the Custodian shall not thereby or otherwise be considered any Fund’s tax advisor or tax counsel. Other than the servicing responsibilities identified herein, the Custodian shall have no responsibility or liability for any tax payment obligations now or hereafter imposed on any Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of each Fund to notify, or cause to be notified, the Custodian of the obligations imposed by such countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibilities of the Custodian with regard to such tax law shall be to use reasonable efforts to effect the withholding of local taxes and related charges with regard to market entitlement/payment in accordance with local law and subject to local market practice or custom and to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which such Fund has provided such information. Except as specifically provided in this Agreement or otherwise agreed to in writing by the Custodian, the Custodian shall have no independent obligation to determine the tax obligations now or hereafter imposed on any of the Funds by any taxing authority or to obtain or provide information relating thereto. Without limiting the Custodian’s obligations set forth in this Section 4.13(c), the Custodian shall have no obligation or liability for tax obligations of the Funds. Each of the Funds agrees that the Custodian is authorized to deduct from any cash received or credited to the account of a Portfolio any taxes or levies required by any tax or other governmental authority having jurisdiction in respect of such Portfolio’s transactions, and that the Custodian is authorized to disclose any information required by any such tax or other governmental authority in relation to processing any claim for exemption from or reduction or refund of any taxes relating to Portfolio transactions and holdings.

4.14. Foreign Exchange Transactions. Any foreign exchange transaction effected by the Custodian in connection with this Agreement may be entered with the Custodian or an affiliate of the Custodian acting as a principal or otherwise through customary channels. A Fund may issue standing instructions with respect to foreign exchange transactions (including for the establishment of rate methodology), but the Custodian may establish rules or limitations concerning any foreign exchange facility made available to the Fund. With respect to foreign exchange transactions done through the Custodian’s foreign exchange desk, it is acting as a principal counterparty on its own behalf and is not acting as a fiduciary or agent for, or in connection with, a Fund or its investment manager. Nevertheless, the Custodian will make full and appropriate disclosure of the rate methodology for all foreign exchange transactions.

5.	PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES.

(a) The Custodian shall receive from the distributor of the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by the applicable Fund. The Custodian will provide timely notification to such Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

(b) From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by a Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between such Fund and the Custodian.

6.	COMPENSATION OF CUSTODIAN. The Custodian shall be entitled to compensation for its services and expenses as may be agreed to from time to time in writing by the Funds and the Custodian.

7.	ADDITIONAL SERVICES. The Funds engage the Custodian to provide, and the Custodian agrees to provide, those additional services (if any) set forth in Exhibit B annexed hereto.

8.	STANDARD OF CARE; LIMITATION OF LIABILITY; INDEMNIFICATION

(a) In performing its responsibilities under this Agreement (including without limitation in regard to its capacity as Foreign Custody Manager), the Custodian agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise (“Standard of Care”) and shall not be liable for any damages arising out of the Custodian’s performance of or failure to perform its duties under this Agreement except to the extent that such damages arise out of the Custodian’s willful misfeasance, bad faith, negligence or otherwise from a breach of this Agreement. Without limiting the foregoing, the Custodian shall not be liable for any damages arising out of any matter with respect to which the Custodian is otherwise relieved of liability as provided elsewhere in the Agreement. In no event shall a party to this Agreement be liable for any special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action.

(b) The Custodian shall not be liable for any defect in the title, validity or genuineness of any property or in the evidence of title thereto received by it or delivered by it pursuant to this Agreement. Without limiting the Custodian’s obligations under Section 2.11 of this Agreement, the Custodian shall not be liable for any losses suffered by any of the Funds due to items within Country Risk or factors beyond the Custodian’s reasonable control (including acts of civil or military authority, national emergencies, general work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riots, terrorism, nationalization or expropriation, currency restrictions, or failure of the mails, transportation, communication or power supply), provided that, for the avoidance of doubt, a Fund’s failure to perform its obligations under this Agreement shall be excused to the extent that such failure to perform is caused by or results from the Custodian’s aforementioned failure to perform. Further, the Custodian shall not be liable for the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction delivered in accordance with Section 2.3(b) hereof.

(c) The Custodian shall be without liability for any loss, damage or expense caused by or resulting from the insolvency of any Domestic Sub-Custodian or Foreign Sub-Custodian that is not a majority-owned subsidiary of the Custodian; provided, however, that the foregoing exculpation of the Custodian with respect to the insolvency of a particular Foreign SubCustodian shall not be applicable if the Custodian fails to comply with its obligations as a Foreign Custody Manager pursuant to Rule 17f-5 with respect to such Foreign Sub-Custodian.

(d) Without limiting the Custodian’s responsibilities set forth in Section 4.5 hereof, the Custodian shall be without liability for any loss, damage or expense caused by or resulting from the action, inaction or insolvency of any U.S. Clearing System or Foreign Securities Depository; provided, however, that the foregoing exculpation of the Custodian with respect to the insolvency of any Foreign Securities Depository shall not be applicable if the Custodian fails to comply with its obligations under Section 4.5 of this Agreement or under Rule 17f-7 with respect to such Foreign Securities Depository.

(e) At any time, the Custodian may request Written Instructions from a Fund and may seek advice from legal counsel for the Fund, or its own legal counsel, with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the opinion of counsel for the Fund or for the Custodian, provided that the Custodian at its own expense communicates to the Fund such opinion of counsel to the Custodian within a reasonable period of time prior to taking the action in question. Written Instructions requested by the Custodian will be provided by a Fund within a reasonable period of time.

(f) The applicable Fund shall indemnify and hold harmless the Custodian from all taxes, charges, assessments, claims, damages and liabilities (including, without limitation, liabilities arising under the Federal Securities Laws and any state or foreign securities and blue sky laws, and amendments thereto), and costs and expenses, including without limitation reasonable attorneys’ fees and reasonable disbursements (including, without limitation, those incurred in asserting any claim by the Custodian against the Fund arising from the obligations of the Fund hereunder), arising from any action which the Custodian takes in accordance with the terms of this Agreement or any omission by the Custodian to act or any other matter with respect to which the Custodian is otherwise relieved of liability or entitled to be held harmless as provided elsewhere in the Agreement; provided that the Custodian shall not be indemnified against any liability (or any expenses incident to such liability) to the extent arising out of the Custodian’s own, or its affiliate’s or agent’s (for whose actions the Custodian is responsible under this Agreement) willful misfeasance, bad faith, negligence or breach of this Agreement.

(g) The Custodian shall indemnify and hold harmless the Funds from all taxes, charges, assessments, claims, damages and liabilities arising directly from the Custodian’s failure to meet its obligations pursuant to this Agreement (including, without limitation, liabilities arising under the Federal Securities Laws, and any state and foreign securities and blue sky laws, and amendments thereto) and costs and expenses, including without limitation reasonable attorneys’ fees and reasonable disbursements (including, without limitation, those incurred in asserting any claim by any Fund against the Custodian arising from the obligations of the Custodian hereunder), to the extent that such damages arise out of the Custodian’s own, or its affiliate’s or agent’s (for whose actions the Custodian is responsible under this Agreement) willful misfeasance, bad faith, negligence or breach of this Agreement, provided that the Funds shall not be indemnified against any liability (or any expenses incident to such liability) to the extent arising out of any Fund’s own willful misfeasance, bad faith, negligence or breach of this Agreement.

(h) Upon the occurrence of any event relating to the services provided under this Agreement that causes or may cause any loss, damage or expense to one or more Funds or Portfolios, the Custodian (i) shall reasonably promptly notify each such Fund or Portfolio of the occurrence of such event and (ii) shall use (and shall use its reasonable best efforts to cause any applicable agent or domestic or foreign sub-custodian to use) commercially reasonable efforts and take reasonable steps under the circumstances to attempt to mitigate the effects of such event and avoid continuing harm to each such Fund or Portfolio. Upon the occurrence of any event that causes or may cause any loss, damage or expense to the Custodian, the applicable Fund (i) shall reasonably promptly notify the Custodian of the occurrence of such event and (ii) shall use commercially reasonable efforts and take reasonable steps under the circumstances to attempt to mitigate the effects of such event and avoid continuing harm to the Custodian.

(i) The Custodian will maintain, at all times during the term of this Agreement, errors and omissions insurance, fidelity bonds and such other insurance as the Custodian may deem appropriate, in each case in a commercially reasonable amount deemed by the Custodian to be sufficient to cover its potential liabilities under this Agreement, including without limitation cyberliability insurance coverage deemed by the Custodian to be appropriate (with due regard for industry standards, if any) to address damages arising from a Security Breach (as defined in Section 10(i)). The Custodian agrees to provide the Funds with summaries of its applicable insurance coverage, and agrees to provide updated summaries monthly or as requested by the Funds.

(j) In order that the indemnification provisions contained in this Section 8 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the right to control the defense of the claim, and the party seeking indemnification shall have the option to participate in the defense of such claim, at its own cost and expense. The party seeking indemnification will cooperate reasonably, at the indemnifying party’s expense, with the indemnifying party in the defense of such claim; provided, however, that the party seeking indemnification shall not be required to take any action that would impair any claim it may have against the indemnifying party. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party’s prior written consent. The indemnifying party shall not settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the party seeking indemnification, which consent shall not be unreasonably withheld, delayed or conditioned.

9.	DURATION AND TERMINATION.

(a) Term. This Agreement shall be effective on the date first written above and shall continue in full force and effect until 11:59:59 PM (Eastern time) on December 31, 2021 (the “Initial Term”). The effective date of the Agreement for each Fund or Portfolio thereof listed at Exhibit A will be the first day the assets of the Fund or Portfolio are held in custody by the Custodian and the Custodian commences providing the services contemplated hereunder. This Agreement shall automatically renew for successive periods of one (1) year each (each a “Renewal Term”), unless a particular Fund or the Custodian gives written notice to the other party of its intent not to renew and such notice is received by the other party not less than ninety (90) days prior to the expiration of the Initial Term or the then-current Renewal Term (a “NonRenewal Notice”). In the event a party provides a Non-Renewal Notice this Agreement shall terminate with respect to the relevant Fund at 11:59:59 PM (Eastern time) on the last day of the Initial Term or Renewal Term, as applicable. For purposes of this Agreement, “Term” shall mean the Initial Term including, if applicable, any Renewal Term.

(b) Termination for Cause. Notwithstanding the preceding paragraph (a) of this Section 9, in the event that the Custodian or a Fund (as applicable, a “Defaulting Party”) shall fail in any material respect to perform its duties and obligations hereunder pursuant to the applicable standard of care set forth herein (including, in the case of the Custodian, through

(I) persistent non-material failures to perform its duties or obligations hereunder or (II) the persistent failure to meet key performance indicators pursuant to Section 11 of this Agreement, including the failure, as determined by a Fund in its sole discretion, of the Custodian to deliver the Anticipated Improvements under a Rectification Plan), the other party (the “Other Party”) shall have given written notice thereof to the Defaulting Party, and such material failure shall not have been remedied to the reasonable satisfaction of the Other Parly within thirty (30) days after such written notice is received, then, as applicable, the Fund or Funds may terminate this Agreement by providing thirty (30) days written notice of such termination to the Custodian, or the Custodian may terminate this Agreement by providing one-hundred twenty (120) days written notice of such termination to the Fund or Funds. In addition, notwithstanding the preceding sentence, this Agreement may be terminated by one or more Funds (i) immediately in the event of an appointment of a conservator or receiver for the Custodian or any parent of the Custodian by a regulatory agency or court of competent jurisdiction or, (ii) by providing thirty (30) days written notice of such termination to the Custodian in the event that the Custodian is indicted for a crime, commences any bankruptcy or insolvency proceeding or has such a proceeding initiated against it which is not dismissed within sixty (60) days, or suffers any other material adverse change in its condition, operations or professional reputation that is determined by a Fund in its reasonable discretion to threaten the continuing performance of services hereunder or the reputation of the Fund. Upon termination of this Agreement pursuant to this paragraph (b) with respect to any Fund or Portfolio, the applicable Fund shall pay Custodian its compensation due through, and shall reimburse Custodian for its reasonable costs, expenses and disbursements incurred through, the effective date of such termination.

(c) Termination for Convenience. Any Fund may terminate this Agreement with respect to such Fund or its Portfolio(s) for any reason provided that (i) the applicable Fund shall be required to provide the Custodian at least sixty (60) days’ notice of the effective date of such termination (the “Termination for Convenience Date”); (ii) on the Termination for Convenience Date, the applicable Fund shall pay the Custodian its compensation due through the Termination for Convenience Date and shall reimburse Custodian for its reasonable out-of-pocket costs, expenses and disbursements incurred through the Termination for Convenience Date; provided, however, that if the applicable Fund provides less than sixty (60) days’ notice of the Termination for Convenience Date, then on the Termination for Convenience Date the Fund shall pay the Custodian its compensation due through the date occurring sixty (60) days after the date of delivery of such lesser notice (based upon the average compensation previously earned by Custodian with respect to such Fund or Portfolio for the two (2) calendar months most recently preceding the delivery date of such notice) and shall reimburse the Custodian for its reasonable out-of-pocket costs, expenses and disbursements incurred through the Termination for Convenience Date; and (iii) notwithstanding the foregoing, if the end of the Term (as defined in paragraph (a) of this Section 9) is to occur less than sixty (60) days from the date of notice of termination, the applicable Fund shall provide such lesser notice as may be reasonably practicable, and on the Termination for Convenience Date the applicable Fund shall pay the Custodian its compensation due through the Termination for Convenience Date and shall reimburse Custodian for its reasonable out-of-pocket costs, expenses and disbursements incurred through the Termination for Convenience Date.

(d) Termination of this Agreement with respect to the coverage of any one particular Fund or Portfolio shall in no way affect the rights and duties under this Agreement with respect to any other Fund or Portfolio.

(e) If a successor custodian for one or more Portfolios shall be appointed by the applicable Board, the Custodian shall, upon termination pursuant to this Agreement and receipt of Proper Instructions, deliver to such successor custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System or at the Underlying Transfer Agent. The Custodian shall also provide to the successor custodian a Fund’s records (as described in Section 2.8 of this Agreement) as reasonably requested by the Fund. The Custodian also agrees to reasonably cooperate with the successor custodian and the Fund in the execution of such documents and the performance of such other necessary actions as is in accordance with standard industry practice in order to substitute the successor custodian for the Custodian. If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Proper Instructions, transfer such securities, funds and other properties in accordance with such instructions. In the event that no Proper Instructions designating a successor custodian or alternative arrangements shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the 1940 Act, doing business in Boston, Massachusetts or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $250,000,000 and which satisfies any other then applicable criteria for service as a custodian for registered management companies under the 1940 Act, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System or at the Underlying Transfer Agent. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement. All reasonable out-of-pocket expenses associated with the transfer of custody hereunder upon termination hereof shall be borne by the respective Funds (except as may be specifically agreed in writing by the parties in relation to special arrangements) and the Custodian shall not be required to undertake any non-industry standard activity until assured to its reasonable satisfaction of payment therefor.

(f) In the event that securities, funds and other properties remain in the possession of the Custodian after the effective date of the termination hereof owing to failure of any Fund to provide Proper Instructions as aforesaid, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

(g) Notwithstanding any provision of this Section 9 to the contrary, in the event that this Agreement is terminated in its entirety, the parties agree to continue operating under the terms of this Agreement as if this Agreement remained in full force and effect for one year or for such shorter period of time as the parties mutually agree is necessary for the Custodian to deliver the books and records and any other properties of the Funds held hereunder by the Custodian to a successor custodian in an orderly manner.

(h) Any termination of services under this Agreement shall not affect the rights and obligations of the parties under Sections 4.13(c), 8, 9 and 10 hereof.

10.	CONFIDENTIALITY AND DATA SECURITY.

(a) The Custodian agrees to keep confidential, and to cause its employees and agents to keep confidential, all records of the Funds and information relating to the Funds, including without limitation information as to their respective shareholders and their respective portfolio holdings, unless the release of such records or information is made (i) in connection with the services provided under this Agreement, (ii) at the written direction of the applicable Fund or otherwise consented to, in writing, by the respective Funds, (iii) in response to a request of a governmental, regulatory or self-regulatory authority or agency or pursuant to a subpoena, court order or other legal process, in each case with respect to which the Custodian has determined, on the advice of counsel, that it is required to comply, or (iv) where the Custodian has determined, on the advice of counsel, that the failure to release such information would expose the Custodian to civil or criminal contempt proceedings; provided in the case of clause (iii) or (iv) the Custodian provides the applicable Fund written notice of such requirement to release such records or information, to the extent such notice is permitted. The foregoing shall not be applicable to any information that is publicly available when provided and shall cease to be applicable to any information that thereafter becomes publicly available, other than through a breach of this Section 10(a), or that is independently derived by any party hereto without the use of any information derived in connection with the services provided under this Agreement. Notwithstanding the foregoing but subject to Section 10(d), (1) the Custodian may use information regarding the Funds in connection with certain functions performed on a centralized basis by the Custodian, its affiliates or its or their service providers (including audit, accounting, risk, legal, compliance, sales, administration, product communication, relationship management, compilation and analysis of customer-related data and storage) and disclose such information to its affiliates and to its or their service providers who are subject to the confidentiality obligations hereunder with respect to such information, but only for the purpose of servicing the Funds in connection with the relationship contemplated by this Agreement or providing additional services to the Funds, and (2) the Custodian may aggregate Fund or Portfolio data with similar data of other customers of the Custodian (“Aggregated Data”) and may use Aggregated Data so long as such Aggregated Data represents such a sufficiently large sample that no Fund or Portfolio data can be identified either directly or by inference or implication.

(b) Each Fund agrees to keep confidential all information obtained hereunder relating to the Custodian’s business (it being understood, however, that the existence and the terms of this Agreement are required to be publicly disclosed by the Funds), unless the release of such records or information is (i) necessary to facilitate the receipt of services provided under this Agreement, (ii) in response to a request of a governmental, regulatory or self-regulatory authority or agency or pursuant to a subpoena, court order or other legal process, in each case with respect to which the Fund has determined, on the advice of counsel, that it is required to comply, or (iii) where the Fund has determined, on the advice of counsel, that the failure to release such information would expose the Fund to civil or criminal contempt proceedings;

provided in the case of clause (ii) or (iii) the Fund provides the Custodian written notice of such requirement to release such records or information, to the extent such notice is permitted. The foregoing shall not be applicable to any information that is publicly available when provided and shall cease to be applicable to any information that thereafter becomes publicly available, other than through a breach of this Agreement, or that is independently derived by any party hereto without the use of any information derived in connection with the services provided under this Agreement.

(c) Notwithstanding any provision herein to the contrary, each party hereto agrees that any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P (“Regulation S-P”), promulgated under the Gramm-Leach-Bliley Act (the “GLB Act”), disclosed or otherwise made accessible by a party hereunder is for the specific purpose of permitting the other party to perform its duties as set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the GLB Act and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement to any other party, except to the extent necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the GLB Act.

(d) Without limiting the generality of Section 10(a) hereof, the Custodian acknowledges and agrees that the Funds are prohibited by law from making selective public disclosure of information regarding portfolio holdings, that disclosure of any and all such information to the Custodian hereunder is made strictly under the conditions of confidentiality set forth in Section 10(a) hereof and solely for the purposes of the performance of custodial services hereunder, that any unauthorized disclosure or misuse of such information (including by the Custodian or any of its employees or agents, or any trading on the basis of such information by anyone in receipt of such information) may constitute a criminal offense of trading on or tipping of material inside information regarding publicly traded securities, that access to any and all such information regarding portfolio holdings of the Funds shall be restricted to those persons needing such information in the course of the performance of duties hereunder, and that the Custodian shall apprise all such persons having access of the obligation hereunder and under applicable law to prevent unauthorized disclosure of such confidential information.

(e) The parties acknowledge and agree that any breach of Section 10(a) hereof would cause not only financial damage, but irreparable harm to the other party, for which money damages will not provide an adequate remedy. Accordingly, in the event of a breach of Section 10(a) hereof, the non-breaching party shall (in addition to all other rights and remedies it may have pursuant to this Agreement, including without limitation Section 8(g) hereof, and at law and in equity) be entitled to an injunction, without the necessity of posting any bond or surety, to restrain disclosure or misuse, in whole or in part, of any information in violation of Section 10(a) hereof.

(f) The Custodian will implement and maintain a written information security program (the “Security Program”) that contains appropriate security measures designed to safeguard confidential records and information of the Funds consistent with applicable statutes, laws, rules and regulations, and definitive and binding guidance or interpretations by applicable authorities of any of the foregoing from time to time, including without limitation the personal information of the Funds’ shareholders, employees, trustees, directors and/or officers that the

Custodian receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), plus (a) social security number, (b) driver’s license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account with the Custodian. Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

(g) The Security Program shall have administrative, technical and physical safeguards, appropriate to the type of information concerned, designed: (i) to maintain the security and confidentiality of records and information of the Funds; (ii) to protect against anticipated threats or hazards to the security or integrity of such records and information; and (iii) to protect against unauthorized access to or use of such records and information. The Custodian shall develop, implement and maintain, at its sole expense, a system or methodology to audit for compliance with the requirements of the preceding sentence that is consistent with the SOC controls framework. Such safeguards will include, but shall not be limited to, virus protection, password protection and encryption of data in transmission at a minimum standard of AES 256. The Custodian will provide the Fund, at least annually, with the most recent SOC reports of its systems and methodologies prepared by an independent third party, and will provide executive summaries of its most recent penetration and ethical hack testing of its internet-facing environment relevant to the systems used to provide services under this Agreement (in the form generally provided by the Custodian to other similarly situated customers of services similar to the services provided under this Agreement), as conducted by a qualified, independent third party selected by the Custodian. The Custodian shall maintain books and records sufficient to demonstrate its compliance with the terms of this Section 10(g).

(h) Upon reasonable notice to the Custodian, the Custodian will arrange for its relevant subject matter experts to meet with the relevant subject matter experts of the Funds once annually and at such other times as the Funds may reasonably request to review the Custodian’s security controls and any deficiencies identified in the SSAE-18 audit reports, and for the Custodian to review with the Funds the penetration testing results and provide such additional information concerning the penetration tests as the Custodian determines to be prudent. At such meeting, the Funds may view the Custodian’s security-related policies and procedures; however, no documentation may be copied, shared, transmitted or removed from the Custodian’s premises, except as mutually agreed. In the event that the Funds identify any control deficiencies, the Custodian will discuss such findings with the Funds and will use reasonable efforts to develop a mutually agreeable remediation plan. All nonpublic documentation and information disclosed to the Funds in accordance with this Section 10(h) shall be deemed proprietary and confidential information of the Custodian. The Funds shall not disclose such documentation or information to any third party (except to the extent permitted, necessary or required pursuant to Section 10(b)) or use it for any purpose other than evaluating the Custodian’s security controls, except that the Funds may disclose the Custodian’s SSAE-18 summary to the Funds’ external auditors provided that such external auditors are required to maintain the confidentiality of the summary and any related information.

(i) In the event of any actual or reasonably suspected, based on Custodian’s experience, breach of security of its systems resulting in the actual, probable or reasonably suspected unauthorized access to or acquisition, use, loss, destruction, compromise or disclosure of any of the confidential records or information of a Fund (each, a “Security Breach”), upon learning of the Security Breach, the Custodian shall notify such Fund as promptly as reasonably possible of the relevant facts related to such Security Breach then known to the Custodian, and of additional relevant facts promptly after they become known to the Custodian, in the manner provided in Section 12 hereof and also by sending notice to cybersecurity@leggmason.com and/or such other electronic mail address or addresses as a Fund may specify by written notice to the Custodian. The Custodian shall at its sole cost: (i) promptly investigate such Security Breach; (ii) resolve or mitigate the vulnerability that facilitated the Security Breach to the extent possible; (iii) restore any lost or damaged data using generally accepted data restoration techniques; and (iv) conduct a root cause analysis to provide the Fund with a summary of the findings and actions taken to prevent recurrence of such Security Breach. If a Security Breach occurs with respect to personal information in the possession or under the control of the Custodian or any of its affiliates, subsidiaries, agents or employees the Custodian shall be responsible for each Fund’s reasonable costs associated with responding to such Security Breach, including, but not limited to, the costs of notifying affected individuals and taking any remedial action required by applicable statutes, laws, rules and regulations and any such other remedial action that the Custodian reasonably deems necessary (with due regard for industry standards, if any).

(j) If the Custodian uses any subsidiary or affiliate or, pursuant to Section 2.6(a), agent to perform the duties assigned to the Custodian by this Agreement, such subsidiary, affiliate or agent shall have appropriate controls in place to meet the objectives of this Section 10, and the Custodian shall exercise oversight over each such subsidiary, affiliate or agent to ensure ongoing compliance with the objectives of this Section 10. The Custodian will require each Foreign Sub-Custodian that it engages to provide services under this Agreement to establish and maintain reasonably designed safeguards and controls against the unauthorized access to and use of Fund data and information.

11.	KEY PERFORMANCE INDICATORS

(a) The Custodian and the Funds may from time to time agree to document the manner in which they expect to deliver and receive the services contemplated by this Agreement. The parties agree that any such key performance indicators (hereinafter referred to as “KPIs” or, individually as a “KPI”) shall be agreed upon in writing by the parties and shall be reflected in one or more schedules to this Agreement. The Custodian and the Funds acknowledge that any failure to perform in accordance with KPIs shall not in and of itself be considered a breach of contract that gives rise to contractual or other remedies provided that such failure may be a breach giving rise to contractual or other remedies if it is persistent and not remedied after consultation. Nothing in this Section 11 shall modify any party’s applicable standard of care under this Agreement; nor shall any meeting or discussion among the parties regarding KPIs be construed to prevent a party from pursuing any remedy otherwise available to it pursuant to this Agreement.

(b) The parties agree to periodically review the Custodian’s performance against the KPIs. Where any such review reveals that the Custodian’s performance with respect to any KPI has been unsatisfactory, as measured in accordance with any schedule to this Agreement pertaining to such KPI, for three consecutive months (a “Rectification Trigger”), the Funds may, in their sole discretion, invoke the process set out in this Section 11(b):

(i) The Custodian shall investigate, assemble and preserve (in accordance with its records management policy) all pertinent information with respect to, and report the root causes of the problem that led to, the Rectification Trigger;

(ii) The Custodian shall propose an appropriate written corrective action plan (“Rectification Plan”) with respect to such failure and in any event within ten (10) business days, or as otherwise reasonably agreed by the parties. The Rectification Plan shall set out the anticipated improvements (“Anticipated Improvements”) and the timeline over which those improvements are expected to be realized (“Plan Period”), which shall be no longer than sixty (60) days (without the Funds’ prior written consent). The Funds shall review the Rectification Plan within five (5) business days and shall (without liability or any resulting obligation or deemed acceptance of approach) comment on the Rectification Plan, suggest improvements and challenge any assumptions and ideas embodied in the Rectification Plan. It is acknowledged that the Funds shall not be obligated or required to acknowledge the Rectification Plan will achieve the relevant KPIs. Upon approval of the Rectification Plan, the Custodian shall, as soon as reasonably practicable, implement the Rectification Plan so as to deliver the anticipated improvements;

(iii) The Custodian shall provide the Funds with regular updates of the progress of the Rectification Plan and the parties shall periodically review the progress during the Plan Period;

(iv) The Custodian shall as soon as reasonably practicable notify the Funds in writing of any material changes to the Rectification Plan from time to time and the reasons for those changes; and

(v) At the end of the Plan Period, the Custodian shall report on whether the Rectification Plan has delivered the Anticipated Improvements in accordance with this Section 11(b).

12.	NOTICES.

All notices and other communications, excluding Oral Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered. Notices shall be addressed, if to the Custodian, to:

The Bank of New York Mellon

135 Santilli Highway

Everett, MA 02149

Attention: Christopher Healy

with a copy to:

The Bank of New York Mellon

225 Liberty Street

New York, NY 10286

Attention: Asset Servicing – Legal

if to any of the Funds, to:

Legg Mason & Co., LLC

Attn: General Counsel

100 First Stamford PL, 6th FL

Stamford, CT 06902

or at such other address as shall have been provided by like notice to the sender of any such notice or other communication by the other party.

13.	FUNDS AS PARTIES; LIMITATION ON FUND LIABILITIES.

(a) The Custodian acknowledges and agrees that the obligations assumed by each of the Funds hereunder shall be limited in all cases to the assets of the Fund or Portfolio(s) thereof, as applicable, and that the Custodian may not seek satisfaction of any such obligation from the officers, agents, employees, trustees, directors or shareholders of the Fund or of any Portfolio of the Fund, and to the extent such trustees or officers are regarded as entering into this Agreement, they do so only as trustees or officers and not individually and that the obligations of this Agreement are not binding upon any such trustee, officer, employee or shareholder individually, but are binding only upon the assets and property of said Fund (or Portfolio thereof). The Custodian hereby agrees that such trustees, officers, employees or shareholders shall not be personally liable under this Agreement and that the Custodian shall look solely to the property of the Fund (or Portfolio thereof) for the performance of the Agreement or payment of any claim under the Agreement.

(b) A person who is not a party to this Agreement shall have no rights to enforce any provision of this Agreement, and no Fund or Portfolio shall have a right to enforce any provision of this Agreement as it relates to another Fund or Portfolio.

(c) This Agreement is an agreement entered into between the Custodian and each of the Funds with respect to each of such Fund’s Portfolios, as applicable. With respect to any obligation of the Fund on behalf of any Portfolio arising out of this Agreement, the Custodian shall look for payment or satisfaction of such obligation solely to the assets of the Portfolio to which such obligation relates with the same effect as if the Custodian had separately contracted with the Fund by separate written instrument with respect to each Portfolio.

(d) Notwithstanding that certain Funds are not registered with the SEC as investment companies under the 1940 Act, all services provided hereunder by the Custodian to or for the benefit of such Funds shall be performed as if such Funds were so registered.

(e) Additional management investment companies (each a “New Fund”) may from time to time become parties as Funds to this Agreement by (A) delivery to the Custodian of (i) an instrument of adherence agreeing to become bound by and party to this Agreement executed by any such New Fund on behalf of each of its series or portfolios and (ii) an amendment and restatement of Exhibit A setting forth the appropriate information as to such New Fund and its series or portfolios and (B) the Custodian’s receipt of the foregoing documents, whereupon the Custodian, shall agree in writing to the addition of such New Fund and its series or portfolios, which agreement shall not be unreasonably withheld, it being understood that the Custodian shall not be deemed to be unreasonable in the event that (i) the Custodian’s ability to provide services hereunder to the New Fund is otherwise restricted by regulatory requirements or (ii) the Custodian does not generally offer custodial services to institutional clients regarding the particular type of fund or assets.

(f) Additional portfolios or series of existing management investment companies that are already party to this Agreement (each a “New Portfolio”) may from time to time be added to the list of series or portfolios serviced under this Agreement by (A) delivery to the Custodian of (i) an instrument of adherence agreeing to become bound by and party to this Agreement executed by the existing party Fund on behalf its New Portfolio and (ii) an amendment and restatement of Exhibit A setting forth the appropriate information as to such New Portfolio and (B) the Custodian’s receipt of the foregoing documents, whereupon the Custodian, subject to satisfactory completion of its customary due diligence, shall agree in writing to the addition of such New Portfolio, which agreement shall not be unreasonably withheld, it being understood that the Custodian shall not be deemed to be unreasonable in the event that (i) the Custodian’s ability to provide services hereunder to the New Portfolio is otherwise restricted by regulatory requirements or (ii) the Custodian does not generally offer custodial services to institutional clients regarding the particular type of fund or assets.

14.	MISCELLANEOUS.

(a) This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

(b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party, nor may the duties of either party be delegated, without the prior written consent of the other party, except that (1) the Custodian may assign or delegate certain of its noncustodial obligations hereunder to an affiliate or subsidiary of the Custodian without the Funds’ prior written consent, provided that the Custodian shall remain responsible for the actions and omissions of such affiliate or subsidiary as if such actions or omissions were taken by the Custodian, (2) the Custodian may utilize sub-custodians as contemplated in this Agreement without limitation by this Section 14(b) and (3) the Custodian may assign or transfer this Agreement in connection with a sale of a majority or more of its assets, equity interests or voting control, provided that the Custodian gives the relevant Funds ninety (90) days’ prior written notice of such assignment or transfer, such assignment or transfer does not impair the provision of services under this Agreement in any material respect, in the reasonable view of the Funds, and the assignee or transferee agrees to be bound by all terms of this Agreement in place of the Custodian. The Custodian shall notify the Funds promptly following the execution of any agreement that would result in, or would be expected to result in, a change of control of the Custodian or any parent of the Custodian.

(c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement and all schedules, exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

(d) Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

(e) This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

(f) The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(g) This Agreement shall be deemed to be a contract made in the State of New York and governed by the laws of the State of New York, without regard to principles of conflicts of law. Each of the parties hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder, and waives to the fullest extent permitted by law its right to a trial by jury. To the extent that in any jurisdiction any Fund may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, such Fund irrevocably agrees not to claim, and it hereby waives, such immunity.

(h) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

(i) Regulation GG. Each Fund hereby represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) (“Regulation GG”). For the avoidance of doubt, the term “engage” shall not be deemed to include a passive investment made in the ordinary course of business. Each Fund hereby covenants and agrees that it shall not engage in an Internet gambling business. In accordance with Regulation GG, each Fund is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Agreement or otherwise between or among any party hereto.

(j) Shareholder Communications Election. With respect to securities issued in the United States, Rule 14b-2 under the 1934 Act requires banks that hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs each Fund to indicate whether it authorizes the Custodian to provide such Fund’s name, address, and share position to requesting companies whose securities the Fund owns. If a Fund tells the Custodian “no,” the Custodian will not provide this information to requesting companies. If a Fund tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For a Fund’s protection, Rule 14b-2 prohibits the requesting company from using the Fund’s name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES ☐	The Custodian is authorized to release the Fund’s name, address, and share positions

NO ☒	The Custodian is not authorized to release the Fund’s name, address, and share positions.

With respect to securities issued outside the United States, the Custodian will disclose information required by law, regulation, rules of a stock exchange or organizational documents of an issuer.

A Fund will provide to the Custodian any required information if it is not otherwise reasonably available to the Custodian.

(k) As an accommodation to the Funds, the Custodian may provide consolidated recordkeeping services pursuant to which the Custodian reflects on statements securities and other assets not held by, or under the control of, the Custodian (“Non-Custody Assets”). NonCustody Assets shall be designated on the Custodian’s books as “shares not held” or by other similar characterization. Each Fund acknowledges and agrees that it shall have no security entitlement against the Custodian with respect to Non-Custody Assets, that the Custodian shall rely, without independent verification, on information provided by the Fund, its designee or the entity having custody regarding Non-Custody Assets (including but not limited to positions and market valuations), and that the Custodian shall have no responsibility whatsoever with respect to Non-Custody Assets or the accuracy of any information maintained on the Custodian’s books or set forth on account statements concerning Non-Custody Assets.

(l) The Funds acknowledge and agree that the Custodian is not a fiduciary by virtue of accepting and carrying out its obligations under this Agreement.

(m) Each Fund represents that it maintains compliance policies and procedures reasonably designed to prevent the Fund from violating any applicable laws, rules, regulations, executive orders or requirements administered by any governmental authority of the United States (including the U.S. Office of Foreign Assets Control) concerning economic sanctions.

Unless otherwise prohibited, a Fund will promptly provide to the Custodian such information in the Fund’s possession as the Custodian reasonably requests in connection with the matters referenced in this Section 14(m), including information regarding its accounts, the assets held or to be held in its accounts, the source thereof, and the identity of any individual or entity having or claiming an interest therein. The Custodian may decline to act or provide services in respect of an account if the Custodian determines, on the advice of legal counsel, that it is not permitted to take such action or provide such service under applicable law. If the Custodian declines to act or provide services as provided in the preceding sentence, the Custodian will inform the applicable Fund as soon as reasonably practicable and will communicate to the Fund the advice received from counsel to the Custodian.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of the date first above-written.

EACH INVESTMENT COMPANY IDENTIFIED ON EXHIBIT A HERETO

By:	/s/ Jane Trust
Name: Jane Trust Title: President

THE BANK OF NEW YORK MELLON

By:	/s/ Christopher Healy
Name: Christopher Healy Title: Managing Director

List of Exhibits/Schedules

Exhibit A:	List of Funds and Portfolios[1]

Exhibit B:	Additional Services

Schedule A:	Foreign Sub-Custodians

Schedule B:	Foreign Securities Depositories

Schedule C:	Information Provided regarding Foreign Custody and Settlement Practices

Schedule D:	Markets Relating to Sub-Custodian Liability

[1]	Note that open-end Funds, closed-end Funds and Cayman Islands Funds should be identified as such in Exhibit A.

Exhibit A

Western Asset Mortgage Defined Opportunity Fund Inc

Exhibit B

Reserved

Exhibit C

None